UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

COPART, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway

Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPRT	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance & Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024, the Board of Directors of Copart, Inc. (the “Company”) approved as part of its succession planning the following leadership changes, each to be effective on April 1, 2024 (the “Effective Date”):

•

A. Jayson Adair will transition from serving as a co-Chief Executive Officer of the Company to serving as the Company’s Executive Chair and will continue to serve as a member of the Company’s Board of Directors (the “Board”);

•

Jeffrey Liaw will become the Company’s sole Chief Executive Officer and be appointed to the Board, and in connection with such appointment, the size of the Board will be increased from 11 directors to 12 directors; and

•	Willis J. Johnson will continue to serve as the chairman of the Board but will no longer serve as an executive chairman.

As result of the above changes, effective on the Effective Date, Mr. Liaw will be the Company’s sole principal executive officer and principal operating officer.

Further, in connection with the above leadership changes, the Board, for personal security reasons, ratified Mr. Liaw’s usage of the Company’s corporate aircraft for personal use in accordance with the Company’s Corporate Aircraft Personal Use Policy, which provides that Mr. Liaw is required to use the Company’s corporate aircraft for business and personal use to the extent reasonably feasible for corporate security purposes. Otherwise, this leadership change has no impact on the existing compensation arrangements for Messrs. Johnson, Adair or Liaw.

The foregoing summary and description of the Company’s Corporate Aircraft Personal Use Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Corporate Aircraft Personal Use Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On March 8, 2024, in connection with the leadership changes described above, the Board approved the adoption of amended and restated Bylaws of the Company, to be effective as of the Effective Date, which will amend the Company’s current Bylaws to, among other things, (i) increase the maximum size of the Board from 11 directors to 12 directors, (ii) add the role of Executive Chair to the list of the Company’s officers and (iii) clarify that the role of chairman of the Board is a position of the Board and not an officer of the Company. The foregoing summary of the amended and restated Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure

On March 12, 2024, the Company issued a press release announcing the leadership changes described in this Current Report on Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and such information shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws, effective April 1, 2024

10.1	Corporate Aircraft Personal Use Policy

99.1	Press release, dated March 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Dated: March 12, 2024

	By:	/s/ Leah Stearns
Leah Stearns, Chief Financial Officer

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